Exhibit 99.3

CONSENT OF PROSPECTIVE DIRECTOR

In accordance with Rule 438 promulgated under the Securities Act of 1933, as amended, I hereby consent to my being named in the Registration Statement on Form S-4 of ATII Holdings Inc., a Delaware corporation (the “Company”), filed with the Securities and Exchange Commission, and all amendments (including post-effective amendments) thereto (the “Registration Statement”) and any related prospectus and/or proxy statement contained therein and any amendment or supplement thereto, as a person who is to become a director of the Company upon the Closing (as such term is defined in the Agreement and Plan of Merger, dated April 20, 2026 (as may be amended from time to time), by and among the Company, Archimedes Tech SPAC Partners II Co., a Cayman Islands exempted company, ATII Merger Sub Inc., a Delaware corporation, ATII Merger Sub II, LLC, a Delaware limited liability company, and Forge Nano, Inc., a Delaware corporation), and to the filing of this consent as an exhibit to the Registration Statement.

Date: May 5, 2026

By:	/s/ Michael Danner
Name:	Michael Danner